UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2023, ContraFect Corporation, a Delaware corporation (the “Company”), entered into an inducement offer to exercise common stock purchase warrants (the “Inducement Agreement”) with a certain institutional investor (the “Holder”) to purchase up to an aggregate of 7,034,883 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Inducement Agreement provided the Holder with the opportunity to exercise all of (i) the Class A Common Stock Purchase Warrant issued to the Holder on December 14, 2022, (ii) Class B Common Stock Purchase Warrant issued to the Holder on December 14, 2022 and (iii) the Common Stock Purchase Warrant issued to Holder on March 2, 2023 (collectively, the “Existing Warrants”) held by the Holder, each at a reduced exercise price from $4.00 to $1.36 per underlying share, which is equal to the most recent closing price of the Company’s Common Stock on The Nasdaq Capital Market prior to the execution of the Inducement Agreement.

In consideration for exercising the Existing Warrants held by the Holder (the “Warrant Exercise”), at an exercise price equal to $1.36 per underlying share, the Company offered to issue the Holder or its designee (i) a new unregistered Class C Common Stock Purchase Warrant (the “Class C Warrant”) to purchase up to 1,406,977 shares of Common Stock, at an exercise price equal to $1.36 per underlying share and (ii) a new unregistered Class D Common Stock Purchase Warrant (the “Class D Warrant” and together with the Class C Warrant, the “New Warrants”) to purchase up to 5,627,906 shares of Common Stock, at an exercise price equal to $1.36 per underlying share (such shares of Common Stock issuable upon exercise of the New Warrants, the “New Warrant Shares”).

The proceeds to the company from the exercise of the existing warrants are $9.6 million, prior to deducting fees to the financial advisor and estimated expenses. The company intends to use the net proceeds to support ongoing enrollment of patients in the Phase 1b/2 clinical study of intra-articular exebacase for the treatment of chronic prosthetic joint infections of the knee, filing of the Investigational New Drug application and subsequent Phase 1 clinical study of CF-370, the first engineered lysin targeting Gram-negative pathogens, working capital and general corporate purposes.

Maxim Group LLC acted as the exclusive financial advisor to the Company for the Warrant Exercise and the Private Placement (defined below).

The shares of Common Stock issuable upon exercise of Existing Warrants were registered pursuant to an effective registration statement on Form S-3 (Registration No. 333-269673). The New Warrants were sold in a private placement (the “Private Placement”), exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).

Each New Warrant will be exercisable only following Stockholder Approval (as described below) and will expire on the fifth anniversary of the date on which such New Warrant becomes exercisable. The Class D Warrant contains standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions, and, until the date that is 18 months after the date upon which the Class D Warrant first become exercisable, include full ratchet anti-dilutive adjustment rights in the event the Company issues shares of Common Stock or Common Stock equivalents in the future with a value less than the then effective exercise price of the Class D Warrant, subject to certain customary exceptions, and further subject to a minimum exercise price of $0.3625 per share. The New Warrants also include certain rights upon “fundamental transactions” as described in the New Warrants, including the right of the holder thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes value (as described in such New Warrants) of the unexercised portion of the applicable New Warrants on the date of the consummation of such fundamental transaction.

The New Warrants include cashless exercise rights to the extent the shares of Common Stock underlying the New Warrants are not registered under the Securities Act. In addition, the Class C Warrant includes certain alternative cashless exercise rights on or after the date upon which the Class C Warrant first becomes exercisable.

Under the Inducement Agreement, the Company agreed to hold a special meeting of shareholders by no later than October 24, 2023 for the purpose of obtaining such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the Company’s shareholders with respect to the transactions contemplated in the Inducement Agreement (the “Shareholder Approval”).

Under the terms of the New Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement and the New Warrants is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Holder in the Inducement Agreement, the offering and sale of the New Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The sales of the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants by the Company in the Private Placement are not registered under the Securities Act or any state securities laws and the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Inducement Agreement, the Holder represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the consummation of the transactions, the terms of the transactions, the anticipated amount of proceeds from the Warrant Exercise and the intended use of proceeds. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation: the uncertainties related to market conditions or for other reasons; the risk that the offering will not be consummated; the amount of and use of net proceeds from the offering may differ from the Company’s current expectations; the Company has incurred significant losses since its inception and may never achieve profitability; the Company’s recurring losses from operations could raise substantial doubt regarding its ability to continue as a going concern; the Company has no product revenues; the Company’s short operating history; the Company’s need for substantial additional funding; the Company may be required to suspend or discontinue clinical trials due to adverse side effects or other safety risks; clinical trials of the Company’s product candidates are subject to delays, which could result in increased costs and jeopardize its ability to obtain regulatory approval and commence product sales as currently contemplated; the Company’s ability to attract and retain qualified personnel, and changes in management; difficulties in managing the Company’s growth; and the important factors described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 and its other filings with the SEC for the offering. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Class C Common Stock Warrant

4.2	Form of Class D Common Stock Warrant

10.1	Inducement Offer to Exercise Common Stock Warrants, dated as of June 26, 2023, by and between ContraFect Corporation and the Holder

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: June 27, 2023	By:	/s/ Michael Messinger
	Name:	Michael Messinger
	Title:	Chief Financial Officer